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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 13, 2008


                         INDALEX HOLDINGS FINANCE, INC.
             (Exact name of registrant as specified in its charter)




            Delaware                    333-138178              20-3730880
(State or other jurisdiction of  (Commission File Number)     (IRS Employer
         incorporation)                                     Identification No.)



                      75 Tri-State International, Suite 450
                             Lincolnshire, IL 60069
          (Address of principal executive offices, including Zip Code)



                                 (847) 810-3000
              (Registrant's telephone number, including area code)




          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.  Other Events.

     On June 13, 2008, Indalex Holdings Finance, Inc. (the "Company") entered into a real estate sale-leaseback transaction with NL Ventures VI Indalex, L.L.C. with respect to the property at the Company's City of Industry, California facility. NL Ventures VI Indalex L.L.C. is not affiliated with the Company. The sale-leaseback transaction generated cash proceeds to the Company of approximately $14.0 million. The Company intends to use the proceeds from the sale-leaseback transaction to temporarily reduce borrowings under the Company's revolving loans, and the Company intends to apply the proceeds as provided in the indenture governing the Indalex Holding Corp.'s 11 1/2% Second-Priority Senior Secured Notes due 2014 to purchase non-working capital assets within one year.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      INDALEX HOLDINGS FINANCE, INC.


                                         /s/ Patrick Lawlor
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Date: June 18, 2008                   Name:  Patrick Lawlor
                                      Title: Chief Financial Officer